  As filed with the Securities and Exchange Commission on September 22, 1999

                                                        Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                            ALASKA AIR GROUP, INC.
            (Exact name of Registrant as specified in its charter)


                           Delaware                                          91-1292054
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

                          19300 Pacific Highway South
                           Seattle, Washington 98188
         (Address of principal executive offices, including zip code)

          ALASKA AIR GROUP, INC. 1999 LONG-TERM INCENTIVE EQUITY PLAN ALASKA AIR GROUP, INC. 1997 LONG-TERM INCENTIVE EQUITY PLAN
                           (Full title of the plans)

                                KEITH LOVELESS
               Corporate Secretary and Associate General Counsel
                            Alaska Air Group, Inc.
                          19300 Pacific Highway South
                           Seattle, Washington 98188
                                (206) 431-3731
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:

                                 J. SUE MORGAN
                               Perkins Cole LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington  98101-3099

                            ______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
           Title of Securities                   Number to Be        Proposed Maximum          Proposed Maximum       Amount of
            to Be Registered                     Registered(1)  Offering Price Per Share(2)   Aggregate Offering  Registration Fee
                                                                                                   Price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share (3),
under the:
------------------------------------------------------------------------------------------------------------------------------------
  Alaska Air Group, Inc. 1999 Long-Term             1,200,000        $40.60                         $48,720,000.00       $13,544.16
  Incentive Equity Plan
------------------------------------------------------------------------------------------------------------------------------------
  Alaska Air Group, Inc. 1997 Long-Term               250,000        $40.60                         $10,150,000.00       $ 2,821.70
  Incentive  Equity Plan
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               1,450,000        $40.60                         $58,870,000.00       $16,366.00
====================================================================================================================================

(1) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the employee benefit plans as the result of any future stock split, stock dividend, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is estimated to be $40.60, based on the average of the high ($41.44) and low ($39.75) sales prices for the Registrant's
     Common Stock as reported on The New York Stock Exchange on September 20, 1999.

(3) Includes rights to purchase Series A Participating Preferred Stock associated with the Common Stock.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, filed on February 11, 1999 and June 2, 1999, respectively, under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

               (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K and Form 10-K/A referred to in (a) above;

               (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on September 19, 1985, under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

               (d) The description of certain rights to purchase Series A Participating Preferred Stock contained in the Registration Statement on Form 8-A filed on December 11, 1986, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

         Article VIII of the Registrant's By-Laws requires indemnification to the full extent permitted by the DGCL or other applicable law. Subject to any restrictions imposed by such law, the By-Laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the indemnitee in connection with any actual or threatened action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, being or having been such a director, officer or an employee of the Registrant, he or she is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity.

         Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors of governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.
Article 11 of the Registrant's Restated Certificate of Incorporation provides for such limitation of liabilities to the full extent permitted by the DGCL.

         The Registrant's officers and directors are covered by insurance (with certain exceptions and with certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS


     Exhibit
     Number                              Description
   ----------  --------------------------------------------------------------
       5.1     Opinion of Perkins Coie LLP regarding legality of the Common
               Stock being registered

       23.1    Consent of Arthur Andersen LLP

       23.2 Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1)

       24.1    Power of Attorney (see signature page)

       99.1    Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan

       99.2    Alaska Air Group, Inc. 1997 Long-Term Incentive Equity Plan

Item 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 20th day of September, 1999.

                              ALASKA AIR GROUP, INC.


                                  /s/ JOHN F. KELLY
                              ----------------------------
                              By: John F. Kelly
                                  Chairman of the Board, Chief Executive
                                  Officer and President

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes John F. Kelly and Harry G. Lehr, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of September, 1999.

                     /s/ JOHN F. KELLY                                            /s/ R. MARC LANGLAND
--------------------------------------------------------------        ---------------------------------------------
                         John F. Kelly                                              R. Marc Langland
Chairman of the Board, Chief Executive Officer and President                            Director
                (Principal Executive Officer)

                     /s/ HARRY G. LEHR                                             /s/ BYRON I. MALLOT
--------------------------------------------------------------        ---------------------------------------------
                         Harry G. Lehr                                              Byron I. Mallott
                Senior Vice President/Finance                                           Director
          (Principal Financial and Accounting Officer)

                /s/ BRADLEY D. TILDEN                                             /s/ JOHN V. RINDLAUB
--------------------------------------------------------------        ---------------------------------------------
                    Bradley D. Tilden                                               John V. Rindlaub
                        Controller                                                      Director

                /s/ WILLIAM S. AYER                                            /s/ PATRICIA Q. STONESIFER
--------------------------------------------------------------        ---------------------------------------------
                    William S. Ayer                                              Patricia Q. Stonesifer
                       Director                                                         Director

               /s/ RONALD F. COSGRAVE                                              /s/ RICHARD A. WIEN
--------------------------------------------------------------        ---------------------------------------------
                   Ronald F. Cosgrave                                                Richard A. Wien
                       Director                                                         Director

                 /s/ MARY JANE FATE
--------------------------------------------------------------
                     Mary Jane Fate
                       Director

                 /s/ BRUCE R. KENNEDY
--------------------------------------------------------------
                     Bruce R. Kennedy
                       Director

                               INDEX TO EXHIBITS


   Exhibit
   Number                          Description
-------------- ---------------------------------------------------------------
    5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
   23.1        Consent of Arthur Andersen LLP
   23.2 Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1)
   24.1        Power of Attorney (see signature page)
   99.1        Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan
   99.2        Alaska Air Group, Inc. 1997 Long-Term Incentive Equity Plan